Exhibit 10.2
CONTRIBUTION AND EXCHANGE AGREEMENT
This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of October 29, 2024, by and among Focus Impact Acquisition Corp., a Delaware corporation (the “FIAC”), DevvStream Holdings Inc., a company existing under the laws of the Province of British Columbia (“DevvStream”), Crestmont Investments LLC, a Delaware limited liability company (the “Owner”). Each of the parties hereto are referred to as a “Party” and collectively, the “Parties”.
RECITALS
WHEREAS, FIAC, DevvStream and Focus Impact Amalco Sub Ltd., a company existing under the Laws of the Province of British Columbia (“Amalco Sub”), have entered into that certain Business Combination Agreement, dated as of September 12, 2023, as amended as of May 1, 2024 (the “BCA”), whereby, in connection with the closing of the transactions contemplated by the BCA (the “BCA Closing”), (a) FIAC will be continued from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta, Canada, and thereby become a company existing under the Business Corporations Act (Alberta) and will change its name to DevvStream Corp. (“New PubCo”) and (b) DevvStream and Amalco Sub will amalgamate to form one corporate entity (such transactions, the “BCA Transactions”);
WHEREAS, following the consummation of the BCA Transactions and prior to the transactions contemplated by this Agreement, New PubCo will effect a 1:6.5387 stock split in respect of the New PubCo Common Stock which resulted in New PubCo having the capitalization described herein (the “PubCo Stock Split;
WHEREAS, the Owner collectively owns all of the outstanding common units (the “MSP Interests”) of Monroe Sequestration Partners LLC, a Delaware limited liability company (the “Company”); and
WHEREAS, immediately following the BCA Transactions, the Owner desires to contribute 2,000,000 units of the MSP Interests (the “Contributed Interests”) to New PubCo, in exchange for 2,000,000 newly issued shares of New PubCo Common Stock (such shares of New PubCo, the “New PubCo Shares”) as set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.           Defined Terms.  As used herein, the following terms shall have the following meanings:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (for purposes of this definition, the term “control” and the correlative meanings of the terms “controlled by” and “under common control with,” as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise).

“Applicable Laws” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations, or Orders of any Governmental Authority, (b) any consents or approvals of any Governmental Authority and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.
“Business Day” means any day other than a Saturday, Sunday or other day that banks are not authorized to be open for business in New York State and the Provinces of Ontario and Alberta, Canada.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FIAC Class A Shares” means the shares of Class A common stock, par value $0.0001 per share, of FIAC.
“FIAC Class B Shares” means the shares of Class B common stock, par value $0.0001 per share, of FIAC.
“FIAC Private Warrants” means non-redeemable whole warrants, issued in a private placement to the Sponsor (as defined in the BCA) at the time of the consummation of the IPO (as defined in the BCA), entitling the holders thereof to purchase one (1) FIAC Class A Share at a purchase price of $11.50 per share.
“FIAC Public Warrants” means redeemable whole warrants, one-half (1/2) of each such warrant which was included as part of each SPAC Unit (as defined in the BCA) issued in the IPO (as defined in the BCA), entitling the holders thereof to purchase one (1) FIAC Class A Share at a purchase price of $11.50 per share.
“FIAC Shares” mean the FIAC Class A Shares and the FIAC Class B Shares.
“Governmental Authority” means any federal, state, provincial, local, municipal, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of law), or any arbitrator, court, or tribunal of competent jurisdiction.
“Governing Documents” means (a) with respect to any Person that is a corporation, its certificate of incorporation and bylaws, or comparable documents, (b) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (c) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company agreement, or comparable documents, (d) with respect to any Person that is a trust, its declaration of trust, or comparable documents and (e) with respect to any other Person that is not an individual, its comparable organizational documents.
“Liens” means any pledge, lien, charge, option, hypothecation, mortgage, deed of trust, security interest, community property interest, adverse right, license, sublicense or any other encumbrance.
“Nasdaq” means the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market on which the New PubCo Common Stock is listed or quoted for trading on the date in question.
“New PubCo Common Stock” means the shares of common shares of New PubCo.
“Order” means any order, directive, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Outside Date” has the meaning set forth in Section 11(b).
“Permitted Transferee” means a transferee receiving shares pursuant to a Permitted Transfer (as defined in Section 8).
“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.
“Proceeding” means any notice of noncompliance or violation, or any claim, demand, action, suit, proceeding, complaint (including a qui tam complaint), charge, hearing, litigation, audit, settlement, labor dispute, inquiry, civil investigative demand, subpoena, stipulation, assessment, arbitration, demand for recoupment or revocation, or any request (including any request for information) or investigation before or by a Governmental Authority or an arbitrator.
“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the BCA Closing, in substantially the form attached as Exhibit 10.3 to FIAC’s current report on form 8-K filed by FIAC on September 13, 2023.
“Registration Statement” has the meaning set forth in the Registration Rights Agreement.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
2.            Contribution and Exchange.  At the Closing (as defined below), (i) all of the Owner’s right, title and interest in and to the Contributed Interests set forth on Schedule A will be contributed, assigned, transferred and delivered to New PubCo free and clear of any Liens, other than any restrictions imposed by applicable securities laws and (ii) as consideration for the contribution, assignment, transfer and delivery of the Contributed Interests, New PubCo will issue in the name of the Owner the number of New PubCo Shares set forth on Schedule A, which the Parties agree have a value at the Closing, in the aggregate, equal to the aggregate value of the Contributed Interests (such transactions set forth in clause (i) and (ii) collectively, the “MSP Exchange”). The New PubCo Shares shall be delivered via a book-entry record through New PubCo’s transfer agent.
3.            Closing.  The closing of the MSP Exchange (the “Closing”) shall take place remotely via exchange of documents and signatures immediately following the consummation of the BCA Transactions and the PubCo Stock Split, upon the terms and subject to the satisfaction or waiver of the conditions set forth in Section 10 (such date, the “Closing Date”).
a.            At the Closing, as a condition precedent to the obligation of New PubCo to issue to the Owner the New PubCo Shares pursuant to Section 2, the Owner shall deliver to New PubCo:
(i) a duly executed assignment of the Contributed Interests from the Owner to New PubCo, reflecting the assignment of all the Contributed Interests to New PubCo; and
(ii)             a fully completed IRS Form W-9, duly executed by the Owner or the Owner’s regarded owner for tax purposes dated as of the date of the Closing.

b.            At the Closing, as condition precedent to the obligations of the Owner to contribute to New PubCo the Contributed Interests pursuant to Section 2, New PubCo shall deliver to the Company:
(i) a duly executed joinder to the Limited Liability Company Agreement, dated as of September 6, 2023, as amended or supplemented from time to time, of the Company, in form and substance reasonable satisfactory to the Company.
4.           Representations and Warranties of the Owner.  To induce FIAC (and, after the BCA Transactions, New PubCo as successor to FIAC) to receive the Contributed Interests and issue the New PubCo Shares as herein provided, the Owner represents and warrants to FIAC (or New PubCo) and DevvStream as of the date hereof and as of the Closing, except to the extent such representations and warranties expressly relate to another date (in which case as of such other date):
a.            The Owner is a limited liability company organized under the laws of Delaware.
b.            Other than the MSP Interests, the Company does not have any issued and outstanding equity interests except as set forth on Section 4(b) of the disclosure letter to this Agreement (the “Disclosure Letter”). All of the MSP Interests have been duly authorized and validly issued.
c.            The MSP Interests (i) were not issued in violation of the Governing Documents of the Company or any contract to which the Company is party or bound, in each case, in any material respect, (ii) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, or similar rights of any person, and (iii) have been offered, sold and issued in compliance with applicable securities laws, in each case under clauses (ii) and (iii), in all material respects.
d.            The MSP Interests are not subject to any preemptive rights, call option, right of first refusal or first offer, subscription rights, or similar rights of any person, and the MSP Exchange is not in violation of the Governing Documents of the Company.
e.            The Owner has the requisite power and authority to execute, deliver and perform his or its obligations under this Agreement and to consummate the MSP Exchange, without the need for the consent of any other Person (other than such consents as have heretofore been obtained).  This Agreement has been duly authorized, executed and delivered by the Owner and constitutes the valid and binding obligation of the Owner, enforceable against the Owner in accordance with the terms hereof, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally and rules of law and equity governing specific performance, injunctive relief and other equitable remedies.
f.            No Proceeding is pending or to the actual knowledge of the Owner, threatened, against the Owner with respect to the Owner’s execution and delivery of this Agreement or the consummation by the Owner of the MSP Exchange.
g.            No consent, approval or authorization of or registration, qualification or filing with any Person, is required for the execution and delivery of this Agreement and the documents contemplated hereby by the Owner or for the consummation by the Owner of the MSP Exchange.
h.            The Owner has good and valid title to the Contributed Interests, free and clear of all Liens, other than any restrictions imposed by applicable securities laws.  Upon delivery of and issuance of the Contributed Interests to New PubCo as contemplated hereunder, good and valid title to such Contributed Interests will pass to New PubCo, free and clear of any Liens, other than Liens imposed by or on behalf of New PubCo or by applicable securities laws.  Other than this Agreement and the Governing Documents of the Company, there is no voting trust agreement or other contract restricting or otherwise relating to the voting, dividend rights or disposition of such Contributed Interests.

i.             The Contributed Interests represent fifty (50%) percent of the MSP Interests.
j.             The New PubCo Shares to be acquired by the Owner pursuant to this Agreement are being acquired for his or its own account, not as a nominee or agent for any other person and without a view to the distribution of such New PubCo Shares or any interest therein in violation of the Securities Act or any state securities laws. The Owner is financially able to hold the New PubCo Shares for long-term investment, believe that the nature and amount of the New PubCo Shares being acquired are consistent with their overall investment program and financial position, and recognize that there are substantial risks involved in the acquisition of the New PubCo Shares. The Owner understands that its investment in New PubCo involves a high degree of risk and are able to bear the economic risk of such investment for an indefinite period of time, including the risk of a complete loss of the Owner’s investment in such securities.
k.            The Owner’s address is as set forth below its name on Schedule A.
l.             Assuming the accuracy of the representations and warranties of FIAC (and, after the BCA Transactions, New PubCo as successor to FIAC) set forth in Section 6, the MSP Exchange is exempt from the registration requirements of the Securities Act.
m.           The Owner (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule B hereto, (ii) is acquiring the New PubCo Shares only for its own account and not for the account of others, or if the Owner is acquiring the New PubCo Shares as a fiduciary or agent for one or more investor accounts, the owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), and the Owner has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of the owner of each such account, and (iii) is not acquiring the New PubCo Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction. The Owner shall provide the requested information set forth on Schedule B following the signature page hereto and the information contained therein is accurate and complete. The Owner is not an entity formed for the specific purpose of acquiring the New PubCo Shares. The term “affiliate” or “affiliated” as used in this Agreement shall mean, with respect to any individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity, or governmental entity (a “person”), any other person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. The term “control” as used in this Agreement shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.
n.            The Owner acknowledges and agrees that the New PubCo Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the issuance of the New PubCo Shares has not been registered under the Securities Act or any other applicable securities laws. The Owner acknowledges and agrees that the New PubCo Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Owner absent an effective registration statement under the Securities Act except (i) to New PubCo or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entries representing the New PubCo Shares, shall contain a restrictive legend to such effect. The Owner acknowledges and agrees that the New PubCo Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Owner may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the New PubCo Shares and may be required to bear the financial risk of an investment in the New PubCo Shares for an indefinite period of time. The Owner acknowledges and agrees that the New PubCo Shares will not immediately be eligible for offer, resale, transfer or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”). The Owner acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge, transfer or disposition of any of the New PubCo Shares.

o.            The Owner acknowledges and agrees that the Owner has received such information as the Owner deems necessary in order to make an investment decision with respect to the New PubCo Shares, including, the Business Combination and the business of FIAC and DevvStream. Without limiting the generality of the foregoing, the Owner acknowledges that it has reviewed the SEC Filings. The Owner acknowledges and agrees that the Owner has not relied on anything other than the representations and warranties contained in Section 6 of this Agreement in making its investment decision.
p.            The Owner is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC Lists; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of Cuba, Iran, North Korea, Russia, Syria, the Crimea, Donetsk or Luhansk regions of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Owner agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Owner is permitted to do so under applicable law. If the Owner is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Owner maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including, without limitation, the OFAC List.
5.            Representations and Warranties of DevvStream.  To induce the Owner to contribute and exchange the Contributed Interests and receive the New PubCo Shares as herein provided, DevvStream represents and warrants to the Owner as of the date hereof and as of the Closing Date:
a.            Organization. DevvStream is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia, Canada and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to be material to the financial condition, operating results or assets of DevvStream.

b.            Authority. DevvStream has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the MSP Exchange, without the need for the consent of any other Person (other than such consents as have heretofore been obtained). This Agreement has been duly authorized, executed and delivered by DevvStream and constitutes the valid and binding obligation of DevvStream, enforceable against DevvStream in accordance with the terms hereof, except as such enforceability may be limited by the laws of general application relating to bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally and rules of law and equity governing specific performance, injunctive relief and other equitable remedies.
c.            Filings, Consents and Approvals. The execution and delivery by DevvStream of this Agreement, the consummation of the MSP Exchange and the fulfillment of and compliance with the respective terms hereof and thereof by DevvStream, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any Lien, security interest, charge or encumbrance upon DevvStream’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Governing Documents of DevvStream, any material law, statute, rule or regulation to which DevvStream is subject, any agreement to which DevvStrem or its subsidiaries is a party, or any Order, judgment or decree to which DevvStream is subject, except for any filings required after the date hereof under federal or state securities laws and except as would not reasonably be expected to be material to the financial condition, operating results or assets of DevvStream.
d.            Financial Statements; Internal Controls.
(i)     The Company Financial Statements and the Required Financial Statements (each as defined in the BCA) (i) were prepared from the books and records of DevvStream and its subsidiaries or their respective predecessors; (ii) were prepared in accordance with IFRS methodologies in the case of the Company Financial Statements and U.S. GAAP in the case of the Required Financial Statements, in each case applied on a consistent basis throughout the periods involved, except as may be indicated in the notes thereto and subject; and (iii) fairly present, in all material respects, the consolidated financial position of DevvStream and its subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.
(ii)     The books of account and other financial records of DevvStream and its subsidiaries have been kept accurately in all material respects in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of DevvStream and its subsidiaries have been properly recorded therein in all material respects.
(iii)     DevvStream and its subsidiaries have devised and maintained a system of internal accounting policies and controls sufficient to provide reasonable assurances that (i) transactions are executed in all material respects in accordance with management’s authorization; (ii) the transactions are recorded as necessary to permit the preparation of financial statements in conformity with IFRS, with respect to Company Financial Statements, and with U.S. GAAP, with respect to the Required Financial Statements, and to maintain accountability for assets; and (iii) the amount recorded for assets on the books and records of DevvStream and each of its subsidiaries is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference (collectively, “Internal Controls”).

(iv)     DevvStream has not identified and has not received written notice from an independent auditor of (i) any significant deficiency or material weakness in the system of Internal Controls utilized by DevvStream or any of its subsidiaries; (ii) any fraud that involves DevvStream’s or any of its subsidiaries’ management or other employees who have a role in the preparation of financial statements or the Internal Controls utilized by DevvStream or any of its subsidiaries; or (iii) any claim or allegation regarding any of the foregoing. There are no significant deficiencies or material weaknesses in the design or operation of the Internal Controls over financial reporting that would reasonably be expected to materially and adversely affect DevvStream’s, or any of its subsidiaries’, ability to record, process, summarize and report financial information.
(v)     Neither DevvStream nor any of its subsidiaries has incurred any liabilities or obligations of the type required to be reflected on a balance sheet in accordance with IFRS, with respect to Company Financial Statements, and with U.S. GAAP, with respect to the Required Financial Statements, that are not adequately reflected or reserved on or provided for in the Company Financial Statements or Required Financial Statements, as applicable, other than (i) liabilities of the type required to be reflected on a balance sheet in accordance with IFRS or U.S. GAAP, as applicable, that have been incurred since the Balance Sheet Date (as defined in the BCA) in the ordinary course of business or (ii) liabilities that are not, individually or in the aggregate, material in amount. All debts and liabilities, fixed or contingent, (1) which should be included under IFRS on a balance sheet are included in all material respects in the Company Financial Statements as of the date of such Company Financial Statements and (2) which should be included under U.S. GAAP on a balance sheet are included in all material respects in the Required Financial Statements as of the date of such Required Financial Statements. DevvStream has no off-balance sheet arrangements.
e.            Absence of Certain Changes. Since the execution of the BCA, (a) DevvStream and each of its subsidiaries have conducted their respective business in the ordinary course and consistent with past practice in all material respects.
f.            Material Adverse Effect. No Company Material Adverse Effect (as defined in the BCA) shall have occurred since the date of the BCA.
g.           Compliance with Laws. Neither DevvStream nor any of its subsidiaries is, and since its incorporation has ever been, in material conflict or material non-compliance with, or in material default or violation of any Applicable Laws. Since their respective formation, neither DevvStream nor any of its subsidiaries, (i) has received any written or, to the knowledge of DevvStream or any of its subsidiaries, oral notice of any material conflict or non-compliance with, or material default or violation of, any Applicable Laws by which it or any of its respective properties, assets, employees or other individual service providers (solely in such individuals’ capacity as service providers to DevvStream), business, products or operations are or were bound or affected, (ii) has been subjected to any investigation by a Governmental Authority regarding any actual or alleged violation of or failure on the part of DevvStream or any of its subsidiaries to comply with any Applicable Law, (iii) has had claims filed against it or any of its subsidiaries with any Governmental Authority alleging any failure by DevvStream or any of its subsidiaries to comply with Applicable Law, (iv) has not made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Applicable Law.

h.            Proceedings. Since DevvStream’s incorporation, there have been, and there are, no Proceedings or Orders of any nature currently pending or, to the knowledge of DevvStream, threatened against DevvStream or any of its subsidiaries, and no such Proceeding or Order has been brought against DevvStream or any of its subsidiaries, or any of their respective current or former directors, officers or securityholders, business, equity securities, or assets, or employees or other individual service providers in their capacities as such that would, individually or in the aggregate, be material to DevvStream or any of its subsidiaries, taken as a whole. No Proceeding or Order is pending or, to the knowledge of DevvStream, threatened against DevvStream with respect to DevvStream’s execution and delivery of this Agreement or the consummation of the MSP Exchange.
6.            Representations and Warranties of FIAC and New PubCo.  To induce the Owner to contribute and exchange the Contributed Interests and receive the New PubCo Shares as herein provided, FIAC (and, after the BCA Transactions, New PubCo as successor to FIAC) represent and warrant to the Owner as of the date hereof and as of the Closing Date:
a.            Organization. As of the date hereof, FIAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to be material to the financial condition, operating results or assets of FIAC. After the consummation of the BCA Transactions, New PubCo will be a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta, Canada and qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to be material to the financial condition, operating results or assets of New PubCo.
b.            Authority. FIAC (or New PubCo) has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the MSP Exchange, without the need for the consent of any other Person (other than such consents as have heretofore been obtained). This Agreement has been duly authorized, executed and delivered by FIAC and constitutes the valid and binding obligation of FIAC, enforceable against FIAC (or New PubCo) in accordance with the terms hereof, except as such enforceability may be limited by the laws of general application relating to bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally and rules of law and equity governing specific performance, injunctive relief and other equitable remedies.
c.            Filings, Consents and Approvals. The execution and delivery by FIAC of this Agreement, the consummation of the MSP Exchange and the issuance of the New PubCo Shares, and the fulfillment of and compliance with the respective terms hereof and thereof by FIAC (or New PubCo), do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any Lien, security interest, charge or encumbrance upon the FIAC (or New PubCo)’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Governing Documents of FIAC (or New PubCo), any material law, statute, rule or regulation to which FIAC (or New PubCo) is subject, any agreement to which FIAC (or New PubCo) is a party, or any Order, judgment or decree to which FIAC (or New PubCo) is subject, except for any filings required after the date hereof under federal or state securities laws and except as would not reasonably be expected to be material to the financial condition, operating results or assets of FIAC (or New PubCo).

d.            Capitalization.
(i)     As of the date hereof, the authorized capital stock of FIAC consists of: 551,000,000 shares of capital stock, consisting of 550,000,000 FIAC Shares, including (i) 500,000,000 FIAC Class A Shares and 50,000,000 FIAC Class B Shares and (ii) 1,000,000 undesignated shares of preferred stock (the “FIAC Preferred Shares”). As of the date of this Agreement, there are 7,467,578 FIAC Shares issued and outstanding, including 6,717,578 FIAC Class A Shares and 750,000 FIAC Class B Shares, and no FIAC Preferred Shares issued or outstanding. There are 11,500,000 FIAC Public Warrants with a strike price of $11.50 and 11,200,000 FIAC Private Warrants outstanding with a strike price of $11.50. All outstanding FIAC Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, FIAC’s Governing Documents or any contract to which FIAC is a party. None of the FIAC Shares, FIAC Public Warrants or FIAC Private Warrants have been issued in violation of any applicable securities laws.
(ii)     At the Closing, after the BCA Transactions and the New PubCo Stock Split, the authorized capital stock of New PubCo will consist of an unlimited number of New PubCo Common Stock and an unlimited number of New PubCo preferred shares. At the Closing, after the BCA Transactions and the New PubCo Stock Split, the issued and outstanding capital stock of New PubCo will consist of no more than 30,000,000 shares of New PubCo Common Stock. All outstanding New PubCo Shares following the consummation of the BCA Transactions will be duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, New PubCo’s Governing Documents or any contract to which New PubCo is a party. None of the shares of New PubCo Common Stock have been issued in violation of any applicable securities laws.
(iii)     Other than the FIAC Public Warrants, the FIAC Private Warrants, and anything disclosed in a SEC Filing, there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, contracts or commitments of any character (other than this Agreement and the BCA), in each case (A) relating to the issued or unissued shares of FIAC (or New PubCo), (B) obligating FIAC (or New PubCo) to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating FIAC (or New PubCo) to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. There are no outstanding obligations of FIAC (or New PubCo) to repurchase, redeem or otherwise acquire any shares of FIAC (or New PubCo) or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth on Section 6(d)(iii) to the Disclosure Letter, there are no agreements or arrangements under which FIAC (or New PubCo) is obligated to register the sale of any of its securities under the Securities Act.
(iv)     FIAC (or New PubCo) does not have any outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in FIAC (or New PubCo) upon the occurrence of certain events.

e.            Issuance of New PubCo Shares. Upon issuance, the Owner will have good title to the New PubCo Shares, and all of the New PubCo Shares will be (i) duly authorized, validly issued, fully paid and nonassessable, (ii) free and clear of all Liens, (iii) assuming the accuracy of the representations and warranties of the Owner, issued in compliance with applicable securities laws or exemptions therefrom, and (iv) will not be subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right or any similar right under any provision of the Governing Documents of FIAC (or New PubCo) or any contract by which FIAC (or New PubCo) is otherwise bound.
f.            Reports, Registrations and Statements.
(i)     Since April 23, 2021, FIAC (or New PubCo) has filed all material reports, registrations, documents, filings, submissions and statements, together with any required amendments thereto, that it was required to file with any applicable foreign, federal or state securities authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “SEC Filings.” As of their respective dates, or as of the date of any amendment (if applicable), the SEC Filings complied in all material respects with all the rules and regulations promulgated by any other applicable foreign, federal, or state securities authorities, as the case may be.
(ii)      The financial statements and notes of FIAC (or New PubCo) contained or incorporated by reference in the SEC Filings (the “FIAC Financials”) fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity and cash flows of FIAC (or New PubCo) at the respective dates of and for the respective periods referred to in such financial statements, all in accordance with (i) GAAP applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable). For the avoidance of doubt, with respect to FIAC Financials reflecting only the financial statements of FIAC (and not those of New PubCo or DevvStream), (i) any restatement of the financial statements of FIAC (or New PubCo) and any amendments to previously filed SEC Filings or delays in filing SEC Filings, in connection with any guidance from the SEC following the date of this Agreement and (ii) any amendment or modification of any SEC Filing (or any agreement filed as an exhibit to any SEC Filing) from its initial filing date in a subsequent filing, in each case, shall not be deemed to constitute a breach of this Section 6(f)(ii).
(iii)     Except as and to the extent reflected or reserved against in the FIAC Financials or as incurred in connection with this Agreement, FIAC (or New PubCo) has not incurred any liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in the FIAC Financials, other than (i) liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since June 30, 2024 in the ordinary course of business, (ii) liabilities that are not, individually or in the aggregate, material in amount or (iii) liabilities incurred in connection with the entry into this Agreement. FIAC (or New PubCo) has no material off-balance sheet arrangements that are not disclosed in the SEC Filings. No financial statements other than those included or incorporated by reference in the SEC Filings is or was required to be included in the SEC Reports.
g.            Compliance with Laws. FIAC (or New PubCo) is not, and since its incorporation has never been, in material conflict or material non-compliance with, or in material default or violation of any Applicable Laws.

h.            Proceedings. No Proceeding is pending or, to the actual knowledge of FIAC (or New PubCo) or DevvStream, threatened against FIAC (or New PubCo) or DevvStream with respect to FIAC (or New PubCo)’s or DevvStream’s execution and delivery of this Agreement or the consummation of the MSP Exchange.
i.             Regulation D Qualification. Neither FIAC (or New PubCo) nor, to its actual knowledge, any of its affiliates, members, officers, directors or beneficial stockholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.
j.             No Directed Selling Efforts or General Solicitation. Neither FIAC (or New PubCo) nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the New PubCo Shares.
k.            No Integrated Offering. Neither FIAC (or New PubCo) nor its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any FIAC (or New PubCo) security or solicited any offers to buy any FIAC (or New PubCo) security, under circumstances that would adversely affect reliance by FIAC (or New PubCo) on Section 4(a)(2) and Regulation D for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities Act, nor will FIAC (or New PubCo) take any action or steps that would adversely affect reliance by FIAC (or New PubCo) on Section 4(a)(2) and Regulation D for the exemption from registration for the transactions contemplated hereby or require registration of the New PubCo Common Stock under the Securities Act.
l.             Private Placement. Assuming the accuracy of the representations and warranties of the Owner set forth in Section 4, the MSP Exchange is exempt from the registration requirements of the Securities Act. The issuance of the New PubCo Shares does not contravene the rules and regulations of Nasdaq.
7.            Registration Rights.
a.            Except with respect to certain definitions set forth below, capitalized terms in this Section 7 shall have the meanings given to them in the Registration Rights Agreement.
(i)     “Holder” shall mean the Owner and each transferee holder of Registrable Securities pursuant to a Permitted Transfer (as defined in Section 8).
(ii)    “Registrable Securities” shall mean (a) the New PubCo Shares, (b) any shares of New PubCo Common Stock or warrants with respect to New PubCo Common Stock otherwise acquired or owned by a Holder following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of FIAC (or New PubCo), and (c) any other equity security of the FIAC (or New PubCo) or any of its subsidiaries issued or issuable with respect to any securities referenced in clauses (a) and (b) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that such Registrable Securities shall cease to be Registrable Securities with respect to any Holder upon the earliest to occur of (x) when such Registrable Securities shall have been sold, transferred, disposed of or exchanged by such Holder in a transaction effected in accordance with, or exempt from, the registration requirements of the Securities Act, and (y) the date on which such securities shall have ceased to be outstanding.

b.            Section 2(a)(i) and (ii), Section 2(d), Section 3, Section 4, Section 5, Section 6(a), and Section 6(l) of the Registration Rights Agreement is incorporated herein by reference.
c.            Prior to filing the Registration Statement, FIAC (or New PubCo) shall provide the Owner with a reasonable opportunity to review such Registration Statement, and shall consider in good faith any comments with respect to the Owner’s information.
d.            After the date hereof, no Registration Statement shall be filed by New PubCo prior to the filing of the Registration Statement which includes the Registrable Securities.
8.            Prohibition on Transfers.
a.            For purposes of this Section 8, the following capitalized terms shall have the following meanings:
(i)     “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.  The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.
(ii)     “Free Trading Shares” shall mean, with respect to the Owner, any New PubCo Shares that are no longer subject to the transfer restrictions contemplated by this Section 8 due to the expiration of an applicable Lock-up Period (as defined below) and become freely tradable without restriction pursuant to the effective Registration Statement or pursuant to Rule 144 promulgated under the Securities Act, in the event the Registration Statement is unavailable for any reason for the re-sale of such New PubCo Shares.
(iii)     “Lock-Up Periods” and, each, a “Lock-Up Period” shall mean the following (i) the period commencing on the Closing Date and ending on the date prior to the effective date of the Registration Statement during which 100% of the Owner’s New PubCo Shares shall be subject to the transfer restrictions contemplated by this Section 8; (ii) the period commencing on the effective date of the Registration Statement, where upon such date 20% of the Owner’s originally issued New PubCo Shares shall become Free Trading Shares; (iii) the period commencing on the effective date of the effectiveness of the Registration Statement and ending on the 90th day following the effectiveness of the Registration Statement, where upon such date an additional 30% of each Holder’s originally issued New PubCo Shares shall become Free Trading Shares; (iv) the period commencing on the effective date of the Registration Statement and ending on the 365th day following the effectiveness of the Registration Statement, where upon the remaining New PubCo Shares of the Owner shall become Free Trading Shares.

(iv)     “Permitted Transfer” means a Transfer (as defined below) of New PubCo Shares (i) as a bona fide gift or gifts or charitable contribution provided that the donee or successor agrees to be bound in writing by the restrictions set forth in this Section 8 for the balance of the applicable Lock-Up Period, (ii) sales or other dispositions of New PubCo Shares, in each case that are made exclusively between and among the Owner and Affiliates of the Owner, including its partners (if a partnership) or members (if a limited liability company); provided that the transferee agrees to be bound in writing by the restrictions set forth in this Section 8 for the balance of the applicable Lock-Up Period, (iii) to any trust or family limited partnership for the direct or indirect benefit of the Owner, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound in writing by the restrictions set forth in this Section 8 for the balance of the applicable Lock-Up Period, (iv) transfers to the Owner’s limited partners, beneficial interest owners, members or shareholders as part of a distribution, or to any corporation, partnership or other business that is an Affiliate of the Owner, provided that each transferee agrees to be bound in writing by the restrictions set forth in this Section 8 for the balance of the applicable Lock-Up Period, (v) transfers covered above to any corporation, partnership or other business entity with which such Owner shares in common an investment manager or advisor that has investment discretionary authority with respect to the Owner’s and the entity’s investments pursuant to an investment advisory or similar agreement, provided that the transferee agrees to be bound in writing by the restrictions set forth in this Section 8 for the balance of the applicable Lock-Up Period; (vi) the transfer of New PubCo Shares pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction involving a Change of Control (as defined below) that is approved by the board of directors of New PubCo; or (vii) with the prior written consent of New PubCo, such consent not to be unreasonably withheld.  For purposes of this Section 8, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of New PubCo’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of New PubCo (or the surviving entity).
(v)     “Transfer” means, directly or indirectly, to sell, transfer, gift, assign, pledge, hedge or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, gift, assignment, pledge, hedge or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).
b.            The Owner agrees that, from the Closing Date and until the conclusion of such applicable Lock-up Period (and without limitation of the provisions set forth in Section 8(c), the Owner shall not (i) Transfer or permit the Transfer of the Owner’s New PubCo Shares, Beneficial Ownership thereof or any other interest therein unless such Transfer is a Permitted Transfer effected in accordance with the terms of this Section 8; or (ii) take any action that would restrict or otherwise adversely affect the Holder’s legal power, authority and right to comply with and perform its covenants and obligations pursuant to this Section 8.  Any Transfer in violation of this provision shall be void ab initio.  For purposes of clarity, any New PubCo Shares that become Free Trading Shares, pursuant to the termination of the applicable Lock-up Period, are not subject to the transfer restrictions contemplated by this Section 8(b).
c.            Notwithstanding the foregoing, if, following the Closing Date, the closing price of the New PubCo Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like, including but not limited to, the reverse split factor contemplated by the Business Combination Agreement) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Closing Date, the Owner’s New PubCo Shares shall be released from the transfer restrictions contemplated by this Section 8.

9.            Other Covenants and Agreements.
a.            Nasdaq Listing. FIAC (or New PubCo) will use commercially reasonable efforts to continue the listing and trading of the New PubCo Common Stock on Nasdaq and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with FIAC (or New PubCo)’s reporting, filing and other obligations under the rules of such exchange.
b.            Board Observer. Following the Closing, the Owner or its Permitted Transferee(s) shall collectively designate one observer to the board of directors of New PubCo for so long as any Owner or any Permitted Transferee of the Owner owns at least 50% of the New PubCo Shares.
c.            Tax Election. The Company (and any subsidiary of the Company that is a partnership for US federal income tax purposes) shall make an election pursuant to Section 754 of the Internal Revenue Code of 1986, as amended, effective as of the taxable year that includes the Closing Date to the extent such election is not already in effect.
10.          Conditions to Closing.
a.            Conditions to all Parties Obligations. The obligations of the Parties to consummate the MSP Exchange are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:
(i)     BCA Closing. The BCA Closing shall have occurred.
(ii)    Nasdaq Listing. The New PubCo Shares shall have been approved for listing on the Nasdaq Stock Market.
No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or Governmental Authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of the BCA Transactions, the New PubCo Stock Split or the transactions contemplated by this Agreement.
b.            Conditions of the Owner’s Obligations. The obligations of the Owner to consummate the MSP Exchange are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:
(i)     Representations and Warranties. The representations and warranties of DevvStream and FIAC (or New PubCo) contained in Section 5 and Section 6, respectively,  shall be true and correct at and as of the date hereof and at and as of the Closing Date as though then made.
(ii)    Performance. FIAC (or New PubCo) and DevvStream shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing Date.
(iii)    Stop Orders. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other Governmental Authority with respect to public trading in the New PubCo Common Stock.
(iv)    New PubCo Stock Split Completion.  The New PubCo Stock Split shall have been completed and New PubCo shall have provided evidence thereof to the Owner.

c.            Conditions of FIAC’s and DevvStream’s Obligations. The obligations of FIAC and DevvStream to consummate the MSP Exchange are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:
(i)     Representations and Warranties. The representations and warranties of the Owner contained in Section 4 shall be true and correct at and as of the date hereof and at and as of the Closing Date as though then made.
(ii)   Performance. The Owner shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing Date.
11. Termination.
a.            This Agreement may be terminated at any time prior to the MSP Exchange, by:
(i)     Mutual written consent of the Parties hereto.
(ii)    Any Party hereto,  if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Applicable Law or Order after the date of this Agreement that is in effect and prevents the consummation of the MSP Exchange or the BCA Transactions and such Applicable Law or Order shall have become final and non-appealable.
(iii)    Any Party hereto, if the MSP Exchange shall not have been consummated by 5:00 p.m. (Eastern Standard time) on the date that is thirty (30) days from the date hereof (the “Outside Date”).
(iv)    FIAC (or New PubCo) or DevvStream, if there has been a breach of any representation, warranty, covenant or agreement made by the Owner set forth in this Agreement, such that the conditions set forth in Section 10.c) would not be satisfied (and such breach is not curable prior to the Outside Date); provided, that neither FIAC (or New PubCo) nor DevvStream may terminate the Agreement under this Section 11.d if such failure to satisfy a condition was caused by FIAC (or New PubCo)’s or DevvStream’s, as applicable, material breach of this Agreement or if FIAC (or New PubCo) or DevvStream is otherwise in material breach of this Agreement.
(v)    The Owner, if there has been a breach of any representation, warranty, covenant or agreement made by either of FIAC (or New PubCo) or DevvStream set forth in this Agreement, such that the conditions set forth in Section 10.b) would not be satisfied (and such breach is not curable prior to the Outside Date); provided, that the Owner may not terminate the Agreement under this Section 11.e if such failure to satisfy a condition was caused by the Owner’s material breach of this Agreement or if the Owner is otherwise in material breach of this Agreement.
b.            In the event that any Party hereto terminates this Agreement pursuant to Section 11(a)(iii), FIAC shall pay to the Owner its reasonable and documented out-of-pocket expenses incurred in connection with the negotiation and execution of this Agreement.

12.          Miscellaneous.
a.            Amendments and Waivers.  The provisions of this Agreement may be amended modified or waived at any time, in whole or in part, upon the written agreement of the Parties hereto. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.
b.            Entire Agreement.  This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained in this Agreement and supersedes all prior agreements or understandings of the parties in any way to the contribution and exchange, as applicable, of the equity interests of MSP.
c.            Further Assurances.  Each Party hereto shall cooperate and take such action as may be reasonably requested by another party hereto in order to carry out the provisions and purposes of this Agreement and to consummate the MSP Exchange.
d.            Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given only (a) when delivered personally to the recipient, (b) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), (c) when sent by electronic mail if sent prior to 5:00 p.m. (Eastern Time) on a Business Day and on the next Business Day if sent after 5:00 p.m. (Eastern Time) on a Business Day or on any day that is not a Business Day or (d) five (5) Business Days after being mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid).  Such notices, demands and other communications shall be sent to the address for such recipient set forth herein, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.  A party may change its address, contact person or email address by providing written notice, in accordance with the foregoing provisions of this Section 12.d), to the other parties of such change. Any notice to the Owner shall be sent pursuant to the methods set forth herein to the contact information set forth on Schedule A.
Any notice to FIAC, DevvStream or New PubCo shall be sent pursuant to the methods set forth herein to:

DevvStream Corp.
c/o DevvStream Holdings Inc.
2133-1177 West Hastings Street
Vancouver, BC V6E 2K3
Attention: Sunny Trinh
E-mail: sunny@devvstream.com

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP
12531 High Bluff Drive
San Diego, CA 92130
Attention: Shai Kalansky; Omar Pringle; Justin Salon
Email: skalansky@mofo.com; opringle@mofo.com; justinsalon@mofo.com

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn: Lauren M. Colasacco, P.C.; Peter Seligson, P.C.
Email: lauren.colasacco@kirkland.com; peter.seligson@kirkland.com

e.            Governing Law; Forum.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Subject to Section 12.f), any Proceedings arising out of or based upon this Agreement, or the transactions contemplated hereby shall be instituted exclusively in the Delaware Chancery Court or the United States District court for the District of Delaware and each party irrevocably submits to the exclusive jurisdiction of such courts in any such Proceedings.
f.            Waiver of Jury Trial.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDINGS SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
g.            Service of Process.  Each party hereto hereby (a) consents to service of process in any Proceedings between any of the parties hereto arising in whole or in part under or in connection with this Agreement or the negotiation, terms or performance hereof in any manner permitted by Delaware law, (b) agrees that service of process made in accordance with clause (a) or made by overnight delivery by a nationally recognized courier service at his, her or its address specified pursuant to Section 12(d) will constitute good and valid service of process in any such Proceedings, and (c) waives and agrees not to assert (by way of motion, as a defense or otherwise) in any such action any claim that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process.
h.            Headings.  The headings of the Sections of this Agreement are for the convenience of reference only, and are not to be considered in construing the terms and provisions of this Agreement.
i.             Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. The Parties agree that New PubCo, as successor to FIAC, shall be a party to this Agreement.
j.            Execution in Counterparts; Facsimile and E-Mail Signatures.  This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart to this Agreement in facsimile or other electronic format (including documents in PDF format) shall be effective as delivery of a manually executed counterpart to this Agreement.

k.            Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
l.             Remedies Cumulative.  No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.
m.           No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.
n.            Construction and Interpretation.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any agreement, instrument or document to be drafted.
[The Remainder of This Page Is Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
FOCUS IMPACT ACQUISITION CORP.

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Chief Executive Officer
DEVVSTREAM HOLDINGS INC.

By:	/s/ Sunny Trinh
Name:	Sunny Trinh
Title:	Chief Executive Officer

OWNER:

CRESTMONT INVESTMENTS LLC

By:
Name:
Title:

Schedule A

Owner and Notice Address	MSP Interests Owned	Contributed Interests	New PubCo Shares
Crestmont Investments LLC Address: 745 Fifth Avenue, Suite 500 New York, NY 10151 E-mail: dbeach@crestmontinvestments.com cc: Holland & Knight LLP, 1120 S. Tryon Street, Suite 900, Charlotte, North Carolina 28203 Attention: Mike Miller; Kimberly Thibault E-Mail: mike.miller@hklaw.com; Kimberly.thibault@hklaw.com	2,400,000	2,000,000	2,000,000

Schedule B
ELIGIBILITY REPRESENTATIONS OF THE OWNER
This Schedule must be completed by the Owner and forms a part of the Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Agreement. The Owner must check the applicable box in either Section A, Section B or Section C below. For purposes of this Schedule B, DevvStream Corp. is referred to as the “Company.”
A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

** OR **

B.	ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.
☒  We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☒ We are not a natural person.

C.	AFFILIATE STATUS
(Please check the applicable box) OWNER:

☐	is:

☒	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.
Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Owner has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Owner and under which the Owner accordingly qualifies as an “accredited investor.”
☐  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;
☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;
☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;
☐  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
☐  Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;
☐  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;
☐  Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, such as a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82) and an Investment Adviser Representative license (Series 65);
☐  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or
☒  Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Owner
and constitutes a part of the Agreement.